CERTIFICATE OF MERGER
                               OF
                  WHITE ROCK ENTERPRISES, INC.
                      a Nevada corporation
                                   and
                        ISES CORPORATION
                      an Iowa corporation



     The undersigned corporations, WHITE ROCK ENTERPRISES, INC., a Nevada corporation ("WRE"), and ISES CORPORATION, an Iowa corporation ("ISES"), do hereby certify:

     1. WRE is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on October 8, 1998.

     2. ISES is a corporation duly organized and validly existing under the laws of the State of Iowa. Articles of Incorporation were originally filed on May 14, 1997.

     3. ISES and WRE are parties to a Merger Agreement, as amended, pursuant to which ISES will be merged with and into WRE. Upon completion of the merger WRE will be the surviving corporation in the merger and ISES will be dissolved. Pursuant to the Merger Agreement the stockholders of ISES will receive stock in WRE. For purposes of process of service, the address for ISES will be 1135 Terminal Way, Suite 209, Reno, NV.

     4. The Articles of Incorporation and Bylaws of WRE as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of February 10, 2000, which sets forth the plan of merger providing for the merger of ISES with and into WRE is on file at the corporate offices of WRE.

     6. A copy of the Merger Agreement will be furnished by WRE on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of ISES at a meeting held February 10, 2000.

     8. ISES has 2,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders of ISES held February 10, 2000 all 2,000 shares voted in favor of the merger.

     9. The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a majority of the Board of Directors of WRE at a meeting held February 10, 2000.

     10. Stockholder approval of the Agreement and Plan of Merger by the Stockholders of WRE is not required pursuant to NRS 92A.130(1).

     11. The manner in which the exchange of issued shares of WRE shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Certificate of Merger this 10th day of February, 2000.


WHITE ROCK ENTERPRISES,                      ISES CORPORATION
a Nevada Corporation                              an Iowa Corporation



By/s/ Dennis R. Crooks                  By /s/ Rick Grewell
    DENNIS R. CROOKS, President            RICK GREWELL, President


By/s/ Sharon Boyd                       By /s/ Palma Grewell
    SHARON BOYD, Secretary                 PALMA GREWELL, Secretary



STATE OF IOWA       )
                    )  SS:
COUNTY OF Polk      )

     On 2-10-00 before me, a Notary Public, personally appeared RICK GREWELL who is the President of ISES CORPORATION, and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Stan Pshonik
                              ________________________________
                              Notary Public

STATE OF IOWA       )
                    )  SS:
COUNTY OF Polk      )

     On 2-10-00 before me, a Notary Public, personally appeared PALMA GREWELL who is the Secretary of ISES CORPORATION, and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacities and that, by her signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Stan Pshonik
                              ________________________________
                              Notary Public


STATE OF CALIFORNIA )
                    )  SS:
COUNTY OF San Diego )

     On 2-23-00 before me, a Notary Public, personally appeared DENNIS CROOKS who is the President of WHITE ROCK ENTERPRISES, LTD. and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Norman Hosler
                              ________________________________
                              Notary Public


STATE OF California )
                    )  SS:
COUNTY OF San Diego )

     On 2-23-00 before me, a Notary Public, personally appeared  SHARON
BOYD who is the Secretary of WHITE ROCK ENTERPRISES, LTD. and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Michael Rott
                              ________________________________
                              Notary Public